                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST II

--------------------------------------------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)

               Delaware                              To Be Applied For
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

c/o    Nationwide Financial Services, Inc.
       One Nationwide Plaza
       Columbus, Ohio                                               43215
   (Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a
class of securities pursuant to Section
12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c),
please check the following box.     [ ]

If this form relates to the registration of a
class of securities pursuant to Section
12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d),
please check the following box.     [ ]

Securities Act registration statement file                         333-52813
number to which this form relates:                               (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered

7.10% Trust Preferred Securities (and the         New York Stock Exchange
Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

                  The class of securities to be registered hereby is the 7.10% Trust Preferred Securities (the "Preferred Securities") of Nationwide Financial Services Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Preferred Securities represent undivided beneficial interests in the assets of the Trust, and are guaranteed by Nationwide Financial Services, Inc., a Delaware corporation and the Sponsor of the Trust, to the extent set forth in the Registration Statement on Form S-3 of the Trust and Nationwide Financial Services, Inc. (Registration No. 333-52813) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on May 15, 1998 and declared effective by the Commission on May 29, 1998, and the Preliminary Prospectus Supplement for the Preferred Securities, which descriptions are incorporated herein by reference. A definitive copy of the Prospectus Supplement describing the Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.           Exhibits.

         2.1 Certificate of Trust of Nationwide Financial Services Capital Trust II (incorporated herein by reference to Exhibit 4.9 to the Registration Statement filed with the Securities and Exchange Commission on May 15, 1998).

         2.2 Form of Amended and Restated Declaration of Trust of Nationwide Financial Services Capital Trust II (incorporated herein by reference to Exhibit 4.11 to the Registration Statement).

         2.3 Form of Preferred Security (incorporated herein by reference to Exhibit 4.15 to the Registration Statement included in Exhibits 4.11 and 4.14 to the Registration Statement).

         2.4 Form of Preferred Securities Guarantee (incorporated herein by reference to Exhibit 4.16 to the Registration Statement).

         2.5 Form of Subordinated Indenture to be entered into between Nationwide Financial Services, Inc. and Wilmington Trust Company, as Trustee (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

         2.6 Form of Supplemental Indenture to Subordinated Indenture providing for the issuance of Junior Subordinated Deferrable Interest Debentures (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  October 15, 1998                NATIONWIDE FINANCIAL SERVICES CAPITAL
                                        TRUST II



                                        By: /S/ David A. Diamond
                                                David A. Diamond, as Trustee


                                        NATIONWIDE FINANCIAL SERVICES, INC.
                                        Sponsor of the Registrant and
                                        Guarantor under the Guarantee


                                        By: /S/ W. Sidney Druen
                                             Name:  W. Sidney Druen
                                             Title: Senior Vice President
                                                    and General Counsel



                                       -3-